EXHIBIT 10.7
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.
AGREEMENT
WHEREAS, Anthera Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 25801 Industrial Blvd., Suite B, Hayward, California 94545, U.S.A. (the “Company”), Shionogi & Co., Ltd., with a place of business at 1-8, Doshomachi 3-chome, Chuo-ku, Osaka, Japan (“Shionogi”) and Eli Lilly and Company, an Indiana corporation having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”) entered into the License Agreement dated July 31, 2006 concerning pharmaceutical products that inhibit phospholipase (the “License Agreement”);
WHEREAS, Article 3, Section 3(a) of the License Agreement provides for a Milestone Payment by the Company to Shionogi and Eli Lilly of $3,000,000 upon the initiation of the first Phase 3 clinical trial of each Licensed Product [***], fifty percent (50%) or US$1,500,000 of which is payable to Shionogi (the “Phase 3 Milestone Payment”);
WHEREAS the Company and Shionogi desire to (i) extend the date on which the Phase 3 Milestone Payment associated with the commencement of Phase 3 clinical trials of varespladib methyl (“A-002”) is due to Shionogi and (ii) increase the amount of the payment in consideration for such extension;
NOW, THEREFORE, in consideration for the premises and for other good and lawful consideration, receipt of which is hereby acknowledged, the parties agree as follows.
     1. Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the License Agreement.
     2. Agreement. Each of the Company and Shionogi agree that (i) the Phase 3 Milestone Payment associated with the commencement of a Phase 3 clinical trial of A-002 shall be due to Shionogi on the Payment Date; and (ii) the amount of such Milestone Payment payable to Shionogi shall be increased from $1,500,000 to $1,750,000. For the purposes of this Agreement, “Payment Date” shall mean the earliest to occur of (i) twelve (12) months from the enrollment of the first patient in the first Phase 3 clinical trial of A-002; (ii) [***]; (iii) [***]; (iv) [***]; or (v) [***].
     3. Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document. For purposes of this Agreement and any other document required to be delivered pursuant to this Agreement, facsimiles of signatures shall be deemed to be original signatures. In addition, if any of the parties sign facsimile copies of this Agreement, such copies shall be deemed originals.

     4. Further Acts. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     5. Other terms and Conditions. All other remaining terms and conditions of the License Agreement (which relates to Shionogi and Anthera) are unchanged and remain in full force and effect.
     In witness whereof, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth below.

Anthera Pharmaceuticals, Inc.		Shionogi & Co., Ltd.

By:	/s/ Paul Truex	By:	/s/ Yasuhiro Mino

Name:	Paul Truex	Name:	Yasuhiro Mino

Title:	President & Chief Executive Officer	Title:	Director of the Board Senior Executive Officer

Date:	September 7, 2009	Date:	7/9/2009

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